Exhibit 5.1

July 15, 2020

Morgan Group Holding Co.
401 Theodore Fremd Avenue
Rye, New York 10580

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the Registration Statement on Form S-1 (Registration No. 333‑238702), including a related prospectus filed therewith (the “Prospectus”), as amended (the “Registration Statement”), by Morgan Group Holding Co., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be distributed by Associated Capital Group, Inc., a Delaware corporation (“ACG”), to ACG’s stockholders, as detailed in the Registration Statement.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including, without limitation:

(i)	the Certificate of Incorporation of the Company, as amended, as certified as of July 10, 2020, by the Secretary of State of the State of Delaware;

(ii)	the Bylaws, as amended, of the Company as presently in effect, as certified by the Executive Vice President-Finance of the Company as of the date hereof;

(iii)	a certificate of the Executive Vice President-Finance of the Company with respect to the approval of certain resolutions by the board of directors of the Company or a committee thereof;

(iv)
a certificate, dated as of July 10, 2020, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”);

(v)	the Prospectus; and

(vi)	the Registration Statement.

Morgan Group Holding Co.
July 15, 2020

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification, (i) the genuineness of all signatures on all agreements, instruments, corporate records certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that all agreements, instruments and other documents are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms, and that no such agreements, instruments or documents submitted to us has been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties.

As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon the representations of each party made in each of the certificates or comparable documents of officers, directors and representatives of the Company and certificates and records of public officials.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues.  The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the issuance of the Shares have been duly authorized by the Company and upon distribution in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, assumptions, exceptions and qualifications stated or incorporated herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof.

Morgan Group Holding Co.
July 15, 2020

This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the registration of the Shares to be distributed by ACG in kind as a dividend to ACG’s stockholders under the Registration Statement.  This opinion is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Yours very truly,

/s/ Paul Hastings LLP